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                                                                    EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Patterson Energy, Inc. on Forms S-8 (File No.'s 333-47917, 33-97972, 33-39471
and 33-35399) and on Forms S-3, as amended, (File No.'s 333-43739 and 333-39537) of our report dated February 27, 1998, on our audits of the consolidated financial statements of Patterson Energy, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997, which report is included in this Annual Report on Form 10-K.




                                        /s/ Coopers & Lybrand L.L.P.


Dallas, Texas
March 30, 1998